                                                                   Exhibit 10.11
                                                                     Westport 17



                                AMENDMENT NO. 2
                                    TO LEASE


      THIS AMENDMENT NO. 2 is made and entered into this 20th day of December, 2002, by and between WESTPORT JOINT VENTURE, a California joint venture, as LANDLORD, and COSINE COMMUNICATIONS, INC., A DELAWARE CORPORATION, as TENANT.

                                    RECITALS

      A. WHEREAS, by Lease Agreement dated September 20, 1999 Landlord leased to Tenant all of that certain 48,384+ square foot building located at 3200 Bridge Parkway, Redwood City, California, the details of which are more particularly set forth in said September 20, 1999 Lease Agreement, and

      B. WHEREAS, said Lease was amended by the Commencement Letter dated January 23, 2000 which changed the Lease Commencement Date from January 1, 2000 to January 16, 2000 and changed the Lease Termination Date from December 31, 2011 to February 29, 2012, and,

      C. WHEREAS, said Lease was amended by Amendment No. 1 dated March 28, 2002, which amended the Lease by amending Lease Paragraph 58 ("Cross Default") to include reference to additional premises leased by Tenant at 1400 Bridge Parkway, Suite 202, Redwood City, California, and

      D. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) terminating said Lease early, changing the Lease Termination Date from February 29, 2012 to December 31, 2002, (ii) establishing a Termination Fee for the early termination of said Lease, (iii) providing for Tenant to transfer ownership of certain Furniture within the Premises to Landlord, (vi) providing for Tenant to lease any additional space required by Tenant from Landlord or one of Landlord's affiliates from the date of this Amendment No. 2 through February 29, 2012 and (v) amending the Basic Rent schedule and Aggregate Basic Rent of said Lease Agreement as hereinafter set forth.

                                   AGREEMENT


      NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:


      1. TERMINATION OF LEASE: As an accommodation to Tenant and subject to the terms and conditions stated herein, Landlord has agreed to the early termination of said Lease Agreement, therefore, upon the execution of this Amendment No. 2 by all parties hereto, it is agreed that the Lease Termination Date shall be changed from February 29, 2012 to December 31, 2002 ("Termination Date"). Tenant shall be responsible for paying all Basic Rent and Additional Rent and fulfilling all Lease obligations as contained in said Lease through the Termination Date as set forth above. Notwithstanding the above, Tenant's obligations as stated in Lease Paragraphs 12 ("Taxes"), 17 ("Compliance") and 53 ("Hazardous Materials") shall survive the Termination Date of this Lease; it being understood, however, that Tenant's obligations under the aforementioned Paragraphs 12, 17 and 53 shall survive only as to those obligations that accrued and/or occurred during the Term of the Lease.


                                       1                         Initial:
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
                                                                     Westport 17



     Although this Termination Agreement shall be deemed effective as of December 31, 2002, and Landlord shall be entitled to take possession and accept surrender of the Premises in accordance with the terms of this Amendment No. 2 and relet them for its own account, the release of Tenant from its obligations under this Lease as stated in Lease Paragraph 4, including but not limited to the obligation to pay all Rent and other sums due hereunder, shall not be deemed effective unless and until ninety-one (91) days have expired from the date of the payments due under Paragraph 1.A ($7,579.03) and Paragraph 2 ($8,549,577.80) are paid to Landlord and the funds for the payments have cleared Tenant's bank account and/or the issuing bank and a bankruptcy or insolvency proceeding has not been filed by or against Tenant. In the event a bankruptcy or insolvency proceeding is filed within said ninety-one (91) day period, the release of Tenant from its future obligations under the Lease shall not be effective and Landlord shall be entitled to recover damages from Tenant in accordance with
Section 1951.2 of the California Civil Code and the default provisions of Paragraph 22 of the Lease for all Rent and other sums due under the Lease through the originally scheduled Lease Termination Date of February 29, 2012 net of Termination Fee. In such event, Landlord shall be entitled to retain the Termination Fee and to offset the amount of the Termination Fee against all damages recoverable to the extent permissible under applicable law. In consideration of the Landlord's execution of this Agreement, Tenant waives the provisions of Section 1950.7 of the California Civil Code, and any claim concerning the security deposit to be retained by Landlord and or amounts paid to Landlord pursuant to this Agreement. Tenant represents and warrants to Landlord that Tenant is not insolvent as of the date of this Agreement and as of the date Tenant executed this Agreement, and has no plans to file for bankruptcy protection.

          A. Surrender Requirements. Tenant shall be responsible for relinquishing the Premises in the condition required under Lease Paragraphs 8 ("Acceptance and Surrender of Premises"), 9 ("Alterations and Additions") and 53 ("Hazardous Materials"); provided however, that Tenant shall not be required to restore or remove any alterations or improvements made by Tenant to the Premises (if any) and shall only be required to (i) return the Leased Premises in clean condition, free of Tenant's personal property and (ii) pay Landlord, concurrently with the return of this executed Amendment No. 2, for the cost of the repairs to the HVAC and electrical systems pursuant to the quotes attached hereto as Exhibit A-1 and Exhibit A-2, (collectively "Restoration Work"). The total cost for the Restoration Work is $7,579.03. Upon making such payment of $7,579.03, Tenant shall be relieved of any further liability relating to the condition of the Premises upon surrender as related to Tenant's surrender obligations as stated in Lease Paragraphs 8 and 9.

          B. Taxes. Tenant's ongoing obligation related to Paragraph 12 ("Taxes") shall include all regularly assessed Real Estate Taxes and any supplemental taxes that were accrued and/or occurred during Tenant's Lease Term whenever levied, including any such taxes that may be levied after the Termination Date.

          C. Hazardous Materials. In the event any Hazardous Materials were used and/or stored on the Premises during the Term of the Lease by Tenant, Tenant's assignor (if any) or subtenants (if any), prior to the Termination Date, Tenant shall provide Landlord, concurrently with the return of this executed Amendment No. 2, with (i) a list of Hazardous Materials used and/or stored on the Premises, including the quantities so used and/or stored, (ii) copies of all Hazardous Materials permits, (iii) copies of all related Hazardous Materials manifests, (iv) a copy of the floor and site plan of the Premises reflecting the location where any and all Hazardous Materials were used, stored and/or disposed, and (v) a copy of the preliminary and final Hazardous Materials Closure Plan filed with the City of Redwood City. If no Hazardous Materials were used and/or stored on the Premises, Tenants shall provide Landlord with a written statement representing and warranting the same.

     2. TERMINATION FEE: As a material part of the consideration for Landlord's consent to the early termination of this Lease, Tenant agrees to pay to Landlord $8,549,577.80 ("Termination Fee"). Landlord shall retain Tenant's full Security Deposit of $445,132.80 as a credit against the Termination Fee, and within two business days after execution of this Agreement by both parties, Tenant shall pay to Landlord the remaining balance of $8,104,445.00 in the form of a cashier's check.

     3. TENANT'S PERSONAL PROPERTY TO BE TRANSFERRED TO


                                             Initial:

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                                                                     Westport 17

LANDLORD. Tenant hereby assigns, at no cost to Landlord, its ownership interest in all of the office furniture/cubicles and equipment listed on Exhibit B attached hereto (collectively "Furniture") as of the Lease Termination Date, and shall leave and assign ownership of the Furniture in the Premises upon Lease Termination, and execute the Bill of Sale attached hereto as Exhibit C for the same. Tenant further warrants and represents to Landlord that the Furniture is owned free and clear of any debt by Tenant, there are no existing or pending liens against said Furniture and that the Furniture has not been and shall not be encumbered by Tenant. The Furniture, as of the Lease Termination Date, shall become the property of the Landlord. The Furniture shall be delivered to Landlord in its current, "as is" condition, except as noted herein, without any warranty or guaranty of any kind or nature (express or implied) concerning the quality, condition or value of the Furniture, or its usefulness for any particular purpose.

     4. REAL PROPERTY INSURANCE. Notwithstanding Tenant's obligations related to payment of Additional Rent as set forth in Paragraph 1 above, Tenant acknowledges that Tenant has prepaid real property insurance premiums due through March 13, 2003, and that Tenant will not receive any rebate of said prepaid premiums related to the Premises accruing after the Early Termination Date of December 31, 2002.

     5. AGGREGATE BASIC RENT: The Aggregate Basic Rent for the Lease shall be decreased by $22,305,024.00 or from $28,299,301.08 to $5,994,277.08.

     6. FUTURE LEASE COMMITMENT: As a material part of the consideration to Landlord hereunder, Tenant agrees that if Tenant determines at any time from the date of this Amendment No. 2 through February 29, 2012 that it wishes to lease additional space within the Silicon Valley (i.e. Palo Alto, Mountain View, Redwood City, Fremont, Sunnyvale, Santa Clara, San Jose and/or Milpitas), it will give Landlord notice (the "Rental Notice") and an opportunity to lease such space to Tenant (in a building owned by Landlord or an affiliate of Landlord), subject to and in accordance with the terms of this Paragraph 6, provided that the space Landlord (or its affiliate) makes available is within the Silicon Valley.

     Tenant's Rental Notice shall include a description of Tenant's proposed use, the term of lease Tenant desires, the approximate size of the premises Tenant is seeking, whether Tenant is seeking to relocate its entire workforce or is seeking adjunct space to its existing headquarters space, and any special requirements Tenant may have with respect to the space it is seeking ("Tenant Requirements"). If within thirty (30) days after receipt of such Rental
Notice, Landlord advises Tenant that Landlord or an affiliate has space available for Lease (in a building owned by Landlord or an affiliate) in the Silicon Valley meeting Tenant's Requirements, Tenant agrees to negotiate to lease such space in good faith, and further agrees to lease such space from Landlord or its affiliate, provided that (i) the space meets Tenant's Requirements, (ii) the rent shall be at the then-prevailing triple net fair rental rate (taking into consideration the term of the lease and tenant improvement allowances, if any), and (iii) the lease (the "Future Lease") shall be for a term sought by Tenant and upon terms and conditions that are the standard terms on Landlord's (or Landlord's affiliate) leases.

     It is understood that if, prior to execution of a Future Lease, Tenant decides it does not wish to lease additional space in Silicon Valley, Tenant shall bear no liability for discontinuing negotiations with Landlord, provided that Tenant, nor any of its subsidiaries, shall not lease any other space in Silicon Valley from the date of this Amendment No. 2 through February 29, 2012 without again giving Landlord written notice and an opportunity to negotiate a Future Lease in accordance with the terms of this Paragraph 6. Additionally, if Tenant and Landlord fail to enter into a Future Lease following Tenant's Rental Notice (whether because Landlord or an affiliate did not then have space available in the Silicon Valley or because they could not agree on lease terms), it shall not relieve Tenant of the obligation to give Landlord another Rental Notice (and an opportunity to negotiate a Future Lease) if Tenant subsequently requires additional space from the date of this Amendment No. 2 through February 29, 2012.

     7. DELETION OF COTERMINOUS PARAGRAPH: Pursuant to Lease Paragraph 57 ("Lease Terms Co-Terminous"), the Term of this Lease was intended to be coterminous with the term of the lease dated May 26, 1998 between the parties hereto.

                                       3

                                                                     Initial:
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                                                                     Westport 17

a result of the early Termination of this Lease as agreed upon herein, it is agreed between the parties hereto that said Lease Paragraph 57 is hereby null and void and of no further force or effect.

     8. CHOICE OF LAW/VENUE; SEVERABILITY. This Agreement shall in all respects be governed by and construed in accordance with the laws of the County of Santa Clara in the State of California and the venue shall be in Santa Clara County. If any provisions of this Agreement shall be invalid, unenforceable, or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

     9. AUTHORITY TO EXECUTE. The parties executing this Agreement hereby warrant and represent that they are properly authorized to execute this Agreement and bind the parties on behalf of whom they execute this Agreement and to all of the terms, covenants and conditions of this Agreement as they relate to the respective parties hereto.

     10. EXAMINATION OF AMENDMENT. This Amendment No. 2 shall not be effective until its execution by both Landlord and Tenant.

     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said September 20, 1999 Lease Agreement shall remain in full force and effect and unmodified.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 2 to Lease as of the day and year last written below.

LANDLORD:                               TENANT:

WESTPORT JOINT VENTURE                  COSINE COMMUNICATIONS, INC.
A California joint venture              A Delaware corporation


JOHN ARRILLAGA SURVIVOR'S TRUST         By /s/ TERRY GIBSON


By /s/ John Arrillaga                   TERRY GIBSON   VP FINANCE & CFO
  -----------------------------         ---------------------------------
John Arrillaga, Trustee                 Print or Type Name/Title


Date:    2/17/03                        Date:      2/13/03
     --------------------------              ----------------------------


PEERY PRIVATE INVESTMENT
COMPANY - WP, L.P.
A California limited partnership



By: /s/ Richard T. Peery
   ----------------------------
Richard T. Peery, Trustee of the
Richard T. Peery Separate Property
Trust dated 7/20/77, as its General
Partner

Date:    2/17/03
     --------------------------

                                                                     Initial:
(SIGNATURES CONTINUED ON FOLLOWING PAGE)

                                                                     Westport 17




PEERY PUBLIC INVESTMENT
COMPANY-WP, L.P.,
A California limited partnership




By /s/ Richard T. Peery
___________________________________________
Richard T. Peery, Trustee of the
Richard T. Peery Separate Property
Trust dated 7/20/77, as its General
Partner


Date: 2/17/03
     ________________________________